UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2013

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2013, SYNNEX Corporation, a Delaware corporation (“SYNNEX”), issued a press release announcing that it has entered into a Master Asset Purchase Agreement (the “Purchase Agreement”), by and between SYNNEX and International Business Machines Corporation, a New York corporation (“IBM”), pursuant to which SYNNEX will acquire certain assets of IBM (the “Acquisition”). Each of SYNNEX and IBM is sometime hereinafter referred to as a “Party” and collectively as the “Parties”.

Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition, SYNNEX will acquire the customer care business from IBM (the “Assets”) for an aggregate purchase price of $505 million, subject to post-closing adjustments (the “Purchase Price”). A portion of the Purchase Price will be paid in shares of SYNNEX common stock, $0.001 par value per share (“Common Stock”), up to the lesser of $75 million or 5% of the outstanding shares of Common Stock (the “Stock Consideration”). At the closing SYNNEX will issue the Stock Consideration and $430 million in cash to IBM or affiliate of IBM, less $75 million to be held back in the event a portion of the Assets are not transferred to SYNNEX at the initial closing. If a portion of the Assets are not transferred at the initial closing, IBM will operate the Assets for the benefit of SYNNEX pending one or more subsequent closings, which are to occur no later June 30, 2015. In connection with the Acquisition, SYNNEX intends to offer employment to approximately 35,000 employees in locations around the world, including the United States, the United Kingdom, India and the Philippines.

SYNNEX anticipates the initial closing to occur in its fiscal first quarter of 2014.

Completion of the Acquisition is subject to customary closing conditions, including, but not limited to, expiration or termination of the applicable waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other regulatory approvals.

The Board of Directors of SYNNEX, unanimously approved the Purchase Agreement, and determined that the transactions contemplated thereby, including the Acquisition, were advisable, fair to and in the best interest of SYNNEX and its stockholders.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential Disclosure Schedules provided by each Party in connection with the signing of the Purchase Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Parties.

The full text of SYNNEX’ press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. SYNNEX and IBM also issued a joint press release, which is attached at Exhibit 99.2 to this report and incorporated herein by reference.

Note on Forward-Looking Statements

Certain statements in this filing including, but not limited to, statements regarding the expected cost of the acquisition; the expected timing of the completion of the acquisition; the ability to complete the acquisition and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the acquisition will not be consummated; failure to receive regulatory approval for the acquisition; risks associated with the acquisition including the ability to successfully integrate employees and operations; diversion of management’s attention; retaining key employees; risks associated with international operations; and other risks detailed from time to time in the reports SYNNEX files with the Securities and Exchange Commission including SYNNEX’ Form 10-K for the year ended November 30, 2012 and Form 10-Q for the quarter ended May 31, 2013. Copies of reports SYNNEX filed with the SEC are posted on its Web site and are available from SYNNEX without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, SYNNEX disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Master Asset Purchase Agreement, dated as of September 10, 2013, by and between the Registrant and International Business Machines Corporation, a New York corporation.*

99.1	SYNNEX Press Release date September 10, 2013.

99.2	Joint SYNNEX and IBM Press Release dated September 10, 2013.

*	SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

SYNNEX CORPORATION,

By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Asset Purchase Agreement, dated as of September 10, 2013, by and between the Registrant and International Business Machines Corporation, a New York corporation.*

99.1	SYNNEX Press Release dated September 10, 2013.

99.2	Joint SYNNEX and IBM Press Release dated September 10, 2013.

*	SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

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